Exhibit 10.50

TAKE-TWO INTERACTIVE SOFTWARE, INC.
AMENDMENT TO
RESTRICTED UNIT AGREEMENT

This Amendment (this “Amendment”) to the Restricted Unit Agreement, dated as of April 1, 2014 (the “Agreement”), by and between Take-Two Interactive Software, Inc. (the “Company”) and ZelnickMedia Corporation (the “Participant”), is made effective as of March 31, 2016.

WHEREAS, the Company and the Participant are parties to the Agreement; and

WHEREAS, the Company and the Participant now desire to amend the Agreement in order to amend the vesting dates applicable to certain Restricted Units granted pursuant to the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendment to the Agreement.  The Agreement is hereby amended as follows:

(a)         Section A of Annex A to the Agreement shall be amended in its entirety to read as follows:  “Subject to Section C, 178,654 of the Restricted Units shall become vested on May 20, 2016”.

(b)         The second sentence of Section B(i) of Annex A to the Agreement shall be amended in its entirety to read as follows: “Subject to Section C, on the second (2nd) anniversary of the Grant Date, a number of TSR Performance-Based Units shall become earned equal to the product of (x) the target number of TSR Performance-Based Units eligible to vest pursuant to this Section B(i) multiplied by (y) the TSR Vesting Percentage, rounded down to the nearest whole TSR Performance-Based Unit, which earned TSR Performance-Based Units shall vest on May 20, 2016”.

(c)          The second sentence of Section B(ii) of Annex A to the Agreement shall be amended in its entirety to read as follows:  “Subject to Section C, on the second (2nd) anniversary of the Grant Date, a number of New IP Performance-Based Units shall become earned equal to the product of (x) the target number of New IP Performance-Based Units eligible to vest pursuant to this Section B(i) multiplied by (y) the New IP Vesting Percentage, rounded down to the nearest whole New IP Performance-Based Unit, which earned New IP Performance-Based Units shall vest on May 20, 2016”.

(d)         The second sentence of Section B(iii) of Annex A to the Agreement shall be amended in its entirety to read as follows:  “Subject to Section C, on the second (2nd) anniversary of the Grant Date, a number of Major IP Performance-Based Units shall become earned equal to the product of (x) the target number of Major IP Performance-Based Units eligible to vest pursuant to this Section B(i) multiplied by (y) the Major IP Vesting Percentage, rounded down to the nearest whole Major IP Performance-Based Unit, which earned Major IP Performance-Based Units shall vest on May 20, 2016”.

(e)          Section C of Annex A to the Agreement shall be amended by replacing the references therein to “the second (2nd) anniversary of the Grant Date” with “May 20, 2016”.

(f)           Notwithstanding the foregoing amendments or anything to the contrary in the Agreement, and for the avoidance of doubt: (i) April 1, 2016, shall be the date used to calculate the Applicable Vesting Percentage to determine the number of Performance-Based Units earned pursuant to Sections B(i), B(ii) and B(iii) of Annex A to the Agreement, as applicable; (ii) the number of Performance-Based Units that shall vest in the event of a Qualifying Termination or a Change in Control pursuant to Sections C(i) and C(ii) of Annex A to the Agreement, respectively, shall be the actual number of Performance-Based Units earned pursuant to Sections B(i), B(ii) and B(iii) of Annex A to the Agreement, as applicable, to be calculated based on performance through April 1, 2016; and (iii) notwithstanding anything in Section D(ii) of Annex A to the Agreement to the contrary, any Performance-Based Units that are not earned pursuant to Sections B(i), B(ii) and B(iii) of Annex A to the Agreement, as applicable, based on performance through April 1, 2016, shall automatically be forfeited and shall revert back to the Company without compensation to the Participant.

3.                                      Ratification and Confirmation.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect, it being the intention of the parties hereto that this Amendment and the Agreement be read, construed and interpreted as one and the same instrument.  In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

4.                                      Affirmations of the Participant.  By the Participant’s signature below, the Participant represents to and agrees with the Company that the Participant hereby accepts this Amendment subject to all of the terms and provisions hereof. The Participant has reviewed this Amendment in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amendment and fully understands all of the provisions of this Amendment.

5.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

6.                                      Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

7.                                      Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on March 30, 2016.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Lainie Goldstein
Name:	Lainie Goldstein
Title:	Chief Financial Officer

ZELNICKMEDIA CORPORATION

By:	/s/ Karl Slatoff
Name:	Karl Slatoff
Title:	Partner

[Signature Page to Restricted Unit Agreement Amendment]